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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  May 30, 2002
                Date of Report (date of earliest event reported)


                                 BIOMERICA, INC.
             (Exact Name of Registrant as Specified in its Charter)

   Delaware                           0-8765                    95-2645573
   --------                           ------                    ----------
(State or Other                    (Commission                (IRS Employee
Jurisdiction of                    File Number)               Identification
                                                                  Number)

                              1533 Monrovia Avenue
                         Newport Beach, California 92663
                         -------------------------------
                     (Address of Principal Executive Offices
                               Including Zip Code)

                                  949-645-2111
                                  ------------
                         (Registrant's Telephone Number,
                              Including Area Code)


                                   ----------
                    (Former Name or Former Address if Changed
                               Since Last Report)


                                   Page 1 of 4



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Item 2.  Acquisition or Disposition of Assets.

         On May 30, 2002, Biomerica sold its controlling interest of 13,350,000 shares of Allergy Immuno Technologies, Inc. (ALIM.OB) common stock plus a promissory note evidencing an obligation from Allergy Immuno Technologies to Biomerica in the amount of $225,282, in a private sale to LDM Holdings, Inc. The proceeds of the sale were $212,500. Biomerica still retains 255,575 shares of Allergy Immuno Technologies, Inc. common stock. Prior to the sale, Biomerica owned approximately 75.7% of the outstanding shares of Allergy Immuno Technologies and consolidated the Allergy Immuno Technologies financials with those of Biomerica.


(C)      Exhibits

         99.1 Press Release dated June 4, 2002.



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         SIGNATURES
         ----------


         Pursuant to the requirements of the Secutities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 5, 2002                            Biomerica, Inc.



                                                By: /S/ Zackary S. Irani
                                                    --------------------------
                                                    Zackary S. Irani
                                                    Chairman